Important Notice
The information included in this financial supplement is unaudited and intended for informational purposes only.

Athene Holding Ltd. (AHL) is a subsidiary of Apollo Global Management, Inc. (AGM).The financial statements and exhibits included in this financial supplement should be read in conjunction with AHL’s reports and other filings with the US Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. This financial supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any security of AHL, and nothing in this financial supplement shall in any way be relied on in connection with investment decisions. Each recipient of the information contained in this financial supplement is responsible for making its own independent assessment of the business, financial condition, prospects, status and affairs of AHL.

AHL adopted the US GAAP accounting standard related to Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI) as of January 1, 2023, which required AHL to apply the new standard retrospectively back to January 1, 2022, the date of AHL’s merger with AGM. The 2022 financial metrics and disclosures in this supplement have been retrospectively adjusted in accordance with the requirements of the adoption guidance of LDTI. Approximately 20% of Athene’s total US GAAP liabilities as of January 1, 2022 were impacted by these changes. Please refer to the discussion of Key Operating and Non-GAAP Measures herein for additional information on items that are excluded from AHL’s non-GAAP measure of spread related earnings, which was retrospectively adjusted in accordance with the requirements of the adoption guidance of LDTI. Please see Notes 1, 2, 9 and 10 to the consolidated financial statements included in AHL’s Form 10-K for the year ended December 31, 2023 as well as the 2022 Financial Supplement LDTI Recast published on May 5, 2023 for more information on LDTI.

AHL undertakes no obligation to update or correct the information in this financial supplement. AHL makes no representation or warranty, express or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of any of the information contained in this financial supplement. AHL does not accept any liability whatsoever for any direct, indirect or consequential losses (in contract, tort or otherwise) arising from the use of this financial supplement or its contents or any reliance on the information contained herein.

This financial supplement includes certain non-GAAP measures, including net investment earnings, cost of funds, other operating expenses, spread related earnings, net investment spread, net spread, adjusted debt-to-capital ratio, net invested assets, net reserve liabilities, spread related earnings - excluding notable items, net investment spread - excluding notable items and net spread - excluding notable items. Management believes the use of these non-GAAP measures (which are defined and discussed in greater detail and reconciled elsewhere in this financial supplement), together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of AHL’s results of operations and the underlying profitability drivers of AHL’s business. These measures should be considered supplementary to AHL’s results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures.

Financial Highlights Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	Q/Q	Y/Y	2022	2023	Y/Y
SELECTED INCOME STATEMENT DATA
GAAP
Net income (loss) available to AHL common stockholder	$361	$721	$396	$442	$3,054	NM	NM	$(3,051)	$4,613	NM
Return on assets (ROA)	0.60%	1.15%	0.60%	0.66%	4.28%	NM	NM	(1.27)%	1.72%	NM

NON-GAAP
Spread related earnings (SRE)	$697	$687	$799	$872	$749	(14)%	7%	$2,466	$3,107	26%
Net spread	1.42%	1.36%	1.52%	1.68%	1.41%	(27)bps	(1)bp	1.31%	1.49%	18bps
Net investment spread	1.85%	1.83%	1.99%	2.13%	1.80%	(33)bps	(5)bps	1.71%	1.93%	22bps
Spread related earnings, excluding notable items	$732	$662	$799	$782	$749	(4)%	2%	$2,469	$2,992	21%
Net spread, excluding notable items	1.49%	1.31%	1.52%	1.51%	1.41%	(10)bps	(8)bps	1.31%	1.44%	13bps
Net investment spread, excluding notable items	1.92%	1.78%	1.99%	1.96%	1.80%	(16)bps	(12)bps	1.71%	1.88%	17bps

Alternative net investment income delta to long-term expectation[1]	$14	$148	$75	$96	$132	38%	NM	$80	$451	NM
Alternative net return delta to long-term expectation	0.45%	4.88%	2.47%	3.25%	4.53%	128bps	NM	0.58%	3.78%	NM
Impact to net spread	0.03%	0.30%	0.14%	0.18%	0.25%	7bps	22bps	0.04%	0.21%	17bps

SELECTED BALANCE SHEET DATA
GAAP
Total assets	$243,931	$257,654	$269,437	$269,763	$300,708	11%	23%	$243,931	$300,708	23%
Goodwill	4,058	4,061	4,065	4,060	4,065	—%	—%	4,058	4,065	—%
Total liabilities	233,382	244,604	256,203	255,734	279,344	9%	20%	233,382	279,344	20%
Debt	3,658	3,650	3,642	3,634	4,209	16%	15%	3,658	4,209	15%
Total AHL stockholders' equity	7,158	8,698	8,701	8,537	13,967	64%	95%	7,158	13,967	95%
Debt-to-capital ratio	33.8%	29.6%	29.5%	29.9%	23.2%	NM	NM	33.8%	23.2%	NM

NON-GAAP
Gross invested assets	$238,310	$247,673	$257,235	$261,209	$278,617	7%	17%	$238,310	$278,617	17%
Invested assets – ACRA noncontrolling interests	(41,859)	(40,924)	(43,565)	(53,114)	(61,190)	15%	46%	(41,859)	(61,190)	46%
Net invested assets	196,451	206,749	213,670	208,095	217,427	4%	11%	196,451	217,427	11%
Net reserve liabilities	175,970	184,891	193,431	185,744	199,289	7%	13%	175,970	199,289	13%
Notional debt	3,400	3,400	3,400	3,400	4,000	18%	18%	3,400	4,000	18%
Adjusted AHL common stockholder’s equity	16,653	16,505	17,001	19,089	20,497	7%	23%	16,653	20,497	23%
Adjusted debt-to-capital ratio	14.7%	14.7%	14.4%	13.3%	14.5%	120bps	(20)bps	14.7%	14.5%	(20)bps

INFLOWS DATA
Gross organic inflows	$11,290	$11,927	$18,714	$12,942	$19,824	53%	76%	$47,850	$63,407	33%
Gross inorganic inflows	—	—	—	—	2,214	NM	NM	—	2,214	NM
Total gross inflows	$11,290	$11,927	$18,714	$12,942	$22,038	70%	95%	$47,850	$65,621	37%

Note: “NM” represents changes that are not meaningful. Please refer to the Notes to the Financial Supplement section for discussion on non-GAAP metrics and the Non-GAAP Measure Reconciliations section for reconciliations of non-GAAP metrics. Effective for the quarter ended December 31, 2023, we no longer report spread related earnings - normalized. Instead we report spread related earnings, excluding notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. Notable items were removed from spread related earnings - normalized historically, and are similarly removed from spread related earnings, excluding notable items. No changes were made to line-item balances deriving spread related earnings. 1. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Our long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability as well as a basis for developing expectations of future performance. There is no assurance that management’s expected long-term average annual return will be achieved. Actual results may differ materially.

Condensed Consolidated Statements of Income (Loss) (GAAP view) Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	Q/Q	Y/Y	2022	2023	Y/Y
REVENUES
Premiums	$869	$96	$9,041	$26	$3,586	NM	NM	$11,638	$12,749	10%
Product charges	193	198	207	217	226	4%	17%	718	848	18%
Net investment income	2,319	2,407	2,717	2,928	3,078	5%	33%	7,571	11,130	47%
Investment related gains (losses)	105	1,065	366	(2,624)	2,621	NM	NM	(12,706)	1,428	NM
Other revenues	10	13	7	564	7	(99)%	(30)%	(28)	591	NM
Revenues of consolidated variable interest entities
Net investment income	31	80	55	75	47	(37)%	52%	111	257	132%
Investment related gains (losses)	260	201	293	250	447	79%	72%	319	1,191	273%
Total revenues	3,787	4,060	12,686	1,436	10,012	NM	164%	7,623	28,194	270%

BENEFITS AND EXPENSES
Interest sensitive contract benefits	1,119	1,289	2,012	333	2,595	NM	132%	538	6,229	NM
Future policy and other policy benefits	1,235	466	9,512	368	4,088	NM	231%	12,465	14,434	16%
Market risk benefits remeasurement (gains) losses	32	346	(71)	(441)	570	NM	NM	(1,657)	404	NM
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	126	138	153	211	186	(12)%	48%	444	688	55%
Policy and other operating expenses	412	435	452	472	489	4%	19%	1,495	1,848	24%
Total benefits and expenses	2,924	2,674	12,058	943	7,928	NM	171%	13,285	23,603	78%
Income (loss) before income taxes	863	1,386	628	493	2,084	NM	141%	(5,662)	4,591	NM
Income tax expense (benefit)[1]	137	163	133	162	(1,748)	NM	NM	(646)	(1,290)	(100)%
Net income (loss)	726	1,223	495	331	3,832	NM	NM	(5,016)	5,881	NM
Less: Net income (loss) attributable to noncontrolling interests	329	455	54	(155)	733	NM	123%	(2,106)	1,087	NM
Net income (loss) attributable to Athene Holding Ltd. stockholders	397	768	441	486	3,099	NM	NM	(2,910)	4,794	NM
Less: Preferred stock dividends	36	47	45	44	45	2%	25%	141	181	28%
Net income (loss) available to Athene Holding Ltd. common stockholder	$361	$721	$396	$442	$3,054	NM	NM	$(3,051)	$4,613	NM

1. 4Q’23 and FY’23 include a one-time tax benefit of $1.9 billion resulting from the establishment of deferred tax assets related to the Government of Bermuda’s enactment of the Corporate Income Tax Act 2023.

Spread Related Earnings (Management view) Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	Q/Q	Y/Y	2022	2023	Y/Y
SPREAD RELATED EARNINGS
Fixed income and other net investment income	$1,727	$1,958	$2,208	$2,236	$2,342	5%	36%	$5,707	$8,744	53%
Alternative net investment income	322	185	259	230	190	(17)%	(41)%	1,206	864	(28)%
Net investment earnings	2,049	2,143	2,467	2,466	2,532	3%	24%	6,913	9,608	39%
Strategic capital management fees	14	14	16	19	23	21%	64%	53	72	36%
Cost of funds	(1,158)	(1,235)	(1,437)	(1,384)	(1,594)	15%	38%	(3,755)	(5,650)	50%
Net investment spread	905	922	1,046	1,101	961	(13)%	6%	3,211	4,030	26%
Other operating expenses	(128)	(126)	(118)	(123)	(120)	(2)%	(6)%	(466)	(487)	5%
Interest and other financing costs	(80)	(109)	(129)	(106)	(92)	(13)%	15%	(279)	(436)	56%
Spread related earnings	$697	$687	$799	$872	$749	(14)%	7%	$2,466	$3,107	26%

Fixed income and other net investment income	3.76%	4.13%	4.46%	4.58%	4.66%	8bps	90bps	3.22%	4.45%	123bps
Alternative net investment income	10.55%	6.12%	8.53%	7.75%	6.47%	NM	NM	10.42%	7.22%	NM
Net investment earnings	4.19%	4.25%	4.69%	4.76%	4.76%	0bps	57bps	3.66%	4.61%	95bps
Strategic capital management fees	0.03%	0.03%	0.03%	0.04%	0.04%	0bps	1bp	0.03%	0.03%	0bps
Cost of funds	(2.37)%	(2.45)%	(2.73)%	(2.67)%	(3.00)%	33bps	63bps	(1.98)%	(2.71)%	73bps
Net investment spread	1.85%	1.83%	1.99%	2.13%	1.80%	(33)bps	(5)bps	1.71%	1.93%	22bps
Other operating expenses	(0.26)%	(0.25)%	(0.22)%	(0.24)%	(0.23)%	(1)bp	(3)bps	(0.25)%	(0.23)%	(2)bps
Interest and other financing costs	(0.17)%	(0.22)%	(0.25)%	(0.21)%	(0.16)%	(5)bps	(1)bp	(0.15)%	(0.21)%	6bps
Spread related earnings	1.42%	1.36%	1.52%	1.68%	1.41%	(27)bps	(1)bp	1.31%	1.49%	18bps

Average net invested assets - fixed income and other	$183,597	$189,509	$198,063	$195,448	$201,035	3%	9%	$177,178	$196,514	11%
Average net invested assets - alternatives	12,207	12,091	12,146	11,864	11,726	(1)%	(4)%	11,564	11,965	3%
Average net invested assets	$195,804	$201,600	$210,209	$207,312	$212,761	3%	9%	$188,742	$208,479	10%

Note: Please refer to the Notes to the Financial Supplement section for discussion on spread related earnings.

Reconciliation of Earnings Measures Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	Q/Q	Y/Y	2022	2023	Y/Y
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO ATHENE HOLDING LTD. COMMON STOCKHOLDER TO SPREAD RELATED EARNINGS
Net income (loss) available to Athene Holding Ltd. common stockholder	$361	$721	$396	$442	$3,054	NM	NM	$(3,051)	$4,613	NM
Preferred stock dividends	36	47	45	44	45	2%	25%	141	181	28%
Net income (loss) attributable to noncontrolling interests	329	455	54	(155)	733	NM	123%	(2,106)	1,087	NM
Net income (loss)	726	1,223	495	331	3,832	NM	NM	(5,016)	5,881	NM
Income tax expense (benefit)	137	163	133	162	(1,748)	NM	NM	(646)	(1,290)	(100)%
Income (loss) before income taxes	863	1,386	628	493	2,084	NM	141%	(5,662)	4,591	NM
Realized gains (losses) on sale of AFS securities	(32)	(59)	(81)	(29)	(34)	(17)%	(6)%	(176)	(203)	(15)%
Unrealized, allowances and other investment gains (losses)	(442)	92	(338)	(261)	256	NM	NM	(3,187)	(251)	92%
Change in fair value of reinsurance assets	331	357	(153)	(384)	765	NM	131%	(4,084)	585	NM
Offsets to investment gains (losses)	6	7	9	11	12	9%	100%	13	39	200%
Investment gains (losses), net of offsets	(137)	397	(563)	(663)	999	NM	NM	(7,434)	170	NM
Change in fair values of derivatives and embedded derivatives - FIAs	(24)	143	206	(141)	59	NM	NM	(338)	267	NM
Non-operating change in funding agreements	(26)	(6)	10	12	19	58%	NM	(106)	35	NM
Change in fair value of market risk benefits	30	(271)	133	565	(498)	NM	NM	1,894	(71)	NM
Non-operating change in liability for future policy benefits	(4)	(1)	(45)	(5)	2	NM	NM	(17)	(49)	NM
Non-operating change in insurance liabilities and related derivatives	(24)	(135)	304	431	(418)	NM	NM	1,433	182	(87)%
Integration, restructuring and other non-operating expenses	(29)	(29)	(28)	(41)	(32)	(22)%	10%	(133)	(130)	(2)%
Stock compensation expense	(16)	(16)	(13)	(13)	(46)	254%	188%	(56)	(88)	57%
Preferred stock dividends	36	47	45	44	45	2%	25%	141	181	28%
Noncontrolling interests - pre-tax income (loss) and VIE adjustments	336	435	84	(137)	787	NM	134%	(2,079)	1,169	NM
Less: Total adjustments to income (loss) before income taxes	166	699	(171)	(379)	1,335	NM	NM	(8,128)	1,484	NM
Spread related earnings	$697	$687	$799	$872	$749	(14)%	7%	$2,466	$3,107	26%

Note: Please refer to the Notes to the Financial Supplement section for discussion on spread related earnings.

Net Flows & Outflows Attributable to Athene by Type Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	Q/Q	Y/Y	2022	2023	Y/Y
NET FLOWS
Retail	$7,662	$8,578	$6,782	$6,523	$13,410	106%	75%	$20,407	$35,293	73%
Flow reinsurance	1,856	1,793	2,782	3,174	2,798	(12)%	51%	6,186	10,547	70%
Funding agreements[1]	1,000	1,500	148	3,245	2,300	(29)%	130%	10,039	7,193	(28)%
Pension group annuities	772	56	9,002	—	1,316	NM	70%	11,218	10,374	(8)%
Gross organic inflows	11,290	11,927	18,714	12,942	19,824	53%	76%	47,850	63,407	33%
Gross inorganic inflows[2]	—	—	—	—	2,214	NM	NM	—	2,214	NM
Total gross inflows	11,290	11,927	18,714	12,942	22,038	70%	95%	47,850	65,621	37%
Gross outflows[3]	(11,064)	(6,879)	(9,135)	(10,738)	(7,116)	(34)%	(36)%	(27,872)	(33,868)	22%
Net flows	$226	$5,048	$9,579	$2,204	$14,922	NM	NM	$19,978	$31,753	59%

Inflows attributable to Athene[4]	$10,022	$11,896	$14,977	$3,101	$13,026	NM	30%	$39,244	$43,000	10%
Inflows attributable to ADIP[4,5]	1,268	31	3,737	9,841	9,012	(8)%	NM	8,606	22,621	163%
Total gross inflows	$11,290	$11,927	$18,714	$12,942	$22,038	70%	95%	$47,850	$65,621	37%

Outflows attributable to Athene	$(9,787)	$(5,531)	$(7,891)	$(9,550)	$(5,791)	(39)%	(41)%	$(23,724)	$(28,763)	21%
Outflows attributable to ADIP[5]	(1,277)	(1,348)	(1,244)	(1,188)	(1,325)	12%	4%	(4,148)	(5,105)	23%
Total gross outflows[3]	$(11,064)	$(6,879)	$(9,135)	$(10,738)	$(7,116)	(34)%	(36)%	$(27,872)	$(33,868)	22%

OUTFLOWS ATTRIBUTABLE TO ATHENE BY TYPE[6]
Maturity-driven, contractual-based outflows[7]	$(1,472)	$(1,717)	$(3,981)	$(3,243)	$(1,952)	(40)%	33%	$(6,995)	$(10,893)	56%
Policyholder-driven outflows[8]	(3,453)	(3,814)	(3,910)	(3,584)	(3,839)	7%	11%	(11,867)	(15,147)	28%
Income oriented withdrawals (planned)[9]	(1,813)	(1,766)	(1,750)	(1,617)	(1,831)	13%	1%	(6,271)	(6,964)	11%
From policies out-of-surrender-charge (planned)[10]	(1,188)	(1,480)	(1,377)	(1,326)	(1,365)	3%	15%	(4,259)	(5,548)	30%
From policies in-surrender-charge (unplanned)[11]	(452)	(568)	(783)	(641)	(643)	—%	42%	(1,337)	(2,635)	97%
Core outflows	(4,925)	(5,531)	(7,891)	(6,827)	(5,791)	(15)%	18%	(18,862)	(26,040)	38%
Strategic reinsurance transactions[12]	(4,862)	—	—	(2,723)	—	NM	NM	(4,862)	(2,723)	(44)%
Outflows attributable to Athene	$(9,787)	$(5,531)	$(7,891)	$(9,550)	$(5,791)	(39)%	(41)%	$(23,724)	$(28,763)	21%

Annualized rate[13]
Maturity-driven, contractual-based outflows[7]	(3.0)%	(3.4)%	(7.6)%	(6.3)%	(3.7)%	NM	70bps	(3.7)%	(5.2)%	150bps
Policyholder-driven outflows[8]	(7.1)%	(7.6)%	(7.4)%	(6.9)%	(7.2)%	30bps	10bps	(6.3)%	(7.3)%	100bps
Income oriented withdrawals (planned)[9]	(3.7)%	(3.5)%	(3.3)%	(3.1)%	(3.4)%	30bps	(30)bps	(3.3)%	(3.3)%	0bps
From policies out-of-surrender-charge (planned)[10]	(2.5)%	(3.0)%	(2.6)%	(2.6)%	(2.6)%	0bps	10bps	(2.3)%	(2.7)%	40bps
From policies in-surrender-charge (unplanned)[11]	(0.9)%	(1.1)%	(1.5)%	(1.2)%	(1.2)%	0bps	30bps	(0.7)%	(1.3)%	60bps
Core outflows	(10.1)%	(11.0)%	(15.0)%	(13.2)%	(10.9)%	NM	80bps	(10.0)%	(12.5)%	250bps
Strategic reinsurance transactions[12]	(9.9)%	—%	—%	(5.2)%	—%	NM	NM	(2.6)%	(1.3)%	NM
Outflows attributable to Athene	(20.0)%	(11.0)%	(15.0)%	(18.4)%	(10.9)%	NM	NM	(12.6)%	(13.8)%	120bps

1 Funding agreements are comprised of funding agreements issued under our funding agreement backed notes (FABN) and secured funding agreement backed repurchase agreements (FABR) programs, funding agreements issued to the Federal Home Loan Bank (FHLB) and long-term repurchase agreements. 2 Gross inorganic inflows represent acquisitions and block reinsurance transactions. On November 6, 2023, we entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which we agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, we entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 3 Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, funding agreement repurchases and maturities and reinsurance outflows. 4 Effective July 1, 2023, Athene Life Re Ltd. (ALRe) sold 50% of Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.’s (together with its subsidiaries, ACRA 2) economic interests to Apollo/Athene Dedicated Investment Program II (ADIP II), resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. Effective December 31, 2023, ADIP II’s ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of economic interests. This resulted in approximately $3.0 billion of inflows attributable to Athene for the year ended December 31, 2023 being retroactively attributed to ADIP II. These were reflected as an inflow for ADIP and a reduction of Athene inflows in 3Q’23 and 4Q’23, respectively. 5 ADIP refers to Apollo/Athene Dedicated Investment Program (ADIP I) and ADIP II and represents the noncontrolling interests in business ceded to ACRA. 6 The format and methodology of this table was updated during 1Q’23 to provide additional information. 7 Represents outflows from funding agreements, pension group annuities and multi-year guarantee fixed annuities (MYGA), all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8 Represents outflows from fixed indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9 Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10 Represents outflows from policies that no longer have an active surrender charge in force. 11 Represents outflows from policies with an active surrender charge in force. 12 Strategic reinsurance transaction outflows include the cession of certain inforce funding agreements to Catalina General Insurance Ltd. (Catalina) in 4Q’22 and the portion of the reinsurance business recaptured by Venerable Insurance and Annuity Company (VIAC) in 3Q’23. 13 The outflow rate is calculated as outflows attributable to Athene divided by average net invested assets for the respective period, on an annualized basis.

Condensed Consolidated Balance Sheets Unaudited (in millions, except percentages)

	December 31, 2022	December 31, 2023	Δ
ASSETS
Investments
Available-for-sale securities, at fair value	$102,404	$134,338	31%
Trading securities, at fair value	1,595	1,706	7%
Equity securities	1,487	1,293	(13)%
Mortgage loans, at fair value	27,454	44,115	61%
Investment funds	79	109	38%
Policy loans	347	334	(4)%
Funds withheld at interest	32,880	24,359	(26)%
Derivative assets	3,309	5,298	60%
Short-term investments	2,160	341	(84)%
Other investments	773	1,206	56%
Total investments	172,488	213,099	24%
Cash and cash equivalents	7,779	13,020	67%
Restricted cash	628	1,761	180%
Investments in related parties
Available-for-sale securities, at fair value	9,821	14,009	43%
Trading securities, at fair value	878	838	(5)%
Equity securities, at fair value	279	318	14%
Mortgage loans, at fair value	1,302	1,281	(2)%
Investment funds	1,569	1,632	4%
Funds withheld at interest	9,808	6,474	(34)%
Short-term investments	—	947	NM
Other investments, at fair value	303	343	13%
Accrued investment income	1,328	1,933	46%
Reinsurance recoverable	4,358	4,154	(5)%
Deferred acquisition costs, deferred sales inducements and value of business acquired	4,466	5,979	34%
Goodwill	4,058	4,065	—%
Other assets	8,693	10,308	19%
Assets of consolidated variable interest entities
Investments
Trading securities, at fair value	1,063	2,136	101%
Mortgage loans, at fair value	2,055	2,173	6%
Investment funds, at fair value	12,480	15,927	28%
Other investments, at fair value	101	103	2%
Cash and cash equivalents	362	98	(73)%
Other assets	112	110	(2)%
Total assets	$243,931	$300,708	23%

Condensed Consolidated Balance Sheets, continued Unaudited (in millions, except percentages)

	December 31, 2022	December 31, 2023	Δ
LIABILITIES
Interest sensitive contract liabilities	$173,616	$204,670	18%
Future policy benefits	42,110	53,287	27%
Market risk benefits	2,970	3,751	26%
Debt	3,658	4,209	15%
Derivative liabilities	1,646	1,995	21%
Payables for collateral on derivatives and securities to repurchase	6,707	7,536	12%
Other liabilities	1,860	2,781	50%
Liabilities of consolidated variable interest entities	815	1,115	37%
Total liabilities	233,382	279,344	20%

EQUITY
Preferred stock	—	—	NM
Common stock	—	—	NM
Additional paid-in capital	18,119	19,499	8%
Retained earnings (accumulated deficit)	(3,640)	37	NM
Accumulated other comprehensive loss	(7,321)	(5,569)	24%
Total Athene Holding Ltd. stockholders' equity	7,158	13,967	95%
Noncontrolling interests	3,391	7,397	118%
Total equity	10,549	21,364	103%
Total liabilities and equity	$243,931	$300,708	23%

Net Invested Assets (Management view) & Agency Ratings Unaudited (in millions, except percentages)

	December 31, 2022		December 31, 2023
	Invested Asset Value[1]	Percent of Total	Invested Asset Value[1]	Percent of Total
NET INVESTED ASSETS
Corporate	$80,800	41.1%	$82,883	38.1%
CLO	19,881	10.1%	20,538	9.4%
Credit	100,681	51.2%	103,421	47.5%
CML	23,750	12.1%	25,977	11.9%
RML	11,147	5.7%	18,021	8.3%
RMBS	7,363	3.7%	7,795	3.6%
CMBS	4,495	2.3%	5,580	2.6%
Real estate	46,755	23.8%	57,373	26.4%
ABS	20,680	10.5%	22,202	10.2%
Alternative investments	12,079	6.1%	11,659	5.4%
State, municipal, political subdivisions and foreign government	2,715	1.4%	3,384	1.5%
Equity securities	1,737	0.9%	1,727	0.8%
Short-term investments	1,930	1.0%	1,048	0.5%
US government and agencies	2,691	1.4%	4,052	1.9%
Other investments	41,832	21.3%	44,072	20.3%
Cash and equivalents	5,481	2.8%	10,467	4.8%
Policy loans and other	1,702	0.9%	2,094	1.0%
Net invested assets	$196,451	100.0%	$217,427	100.0%

	A.M. Best	Standard & Poor’s	Fitch	Moody’s
FINANCIAL STRENGTH RATINGS
Athene Annuity & Life Assurance Company	A	A+	A+	A1
Athene Annuity and Life Company	A	A+	A+	A1
Athene Annuity & Life Assurance Company of New York	A	A+	A+	A1
Athene Life Insurance Company of New York	A	NR	NR	NR
Athene Annuity Re Ltd.	A	A+	A+	A1
Athene Life Re Ltd.	A	A+	A+	A1
Athene Life Re International Ltd.	A	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate 1A Ltd. and Athene Co-Invest Reinsurance Affiliate 1B Ltd.	A	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate 2A Ltd. and Athene Co-Invest Reinsurance Affiliate 2B Ltd.	A	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate International Ltd.	A	A+	A+	A1

CREDIT RATINGS
Athene Holding Ltd.	bbb+	A-	A-	NR
Senior notes	bbb+	A-	BBB+	Baa1

1 Please refer to the Notes to the Financial Supplement section for discussion on net invested assets, including net alternative investments, and the Non-GAAP Measure Reconciliations section for the reconciliation of investments, including related parties, to net invested assets. Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the noncontrolling interests.

Net Alternative Investments (Management view) Unaudited (in millions, except percentages)

	December 31, 2022		December 31, 2023
	Invested Asset Value[1]	Percent of Total	Invested Asset Value[1]	Percent of Total
NET ALTERNATIVE INVESTMENTS
Strategic origination platforms
Wheels	$662	5.5%	$691	5.9%
Redding Ridge	624	5.2%	571	4.9%
NNN Lease	579	4.8%	459	3.9%
MidCap Financial	604	5.0%	528	4.5%
Foundation Home Loans	302	2.5%	242	2.1%
PK AirFinance	251	2.1%	251	2.2%
Aqua Finance	267	2.2%	215	1.8%
Other	308	2.5%	243	2.1%
Total strategic origination platforms	3,597	29.8%	3,200	27.4%
Strategic retirement services platforms
Athora	1,012	8.4%	1,106	9.5%
Catalina	417	3.4%	382	3.3%
FWD	400	3.3%	358	3.1%
Challenger	294	2.4%	274	2.4%
Venerable	241	2.0%	181	1.5%
Other	20	0.2%	—	—%
Total strategic retirement services platforms	2,384	19.7%	2,301	19.8%
Apollo and other fund investments
Equity
Real estate	1,212	10.0%	969	8.3%
Traditional private equity	947	7.8%	1,157	9.9%
Other	189	1.6%	189	1.6%
Total equity	2,348	19.4%	2,315	19.8%
Hybrid
Real estate	1,289	10.7%	1,123	9.6%
Other	1,315	10.9%	1,479	12.7%
Total hybrid	2,604	21.6%	2,602	22.3%
Yield	885	7.3%	867	7.5%
Total Apollo and other fund investments	5,837	48.3%	5,784	49.6%
Other[2]	261	2.2%	374	3.2%
Net alternative investments[3]	$12,079	100.0%	$11,659	100.0%

1 Please refer to the Notes to the Financial Supplement section for discussion on net invested assets, including net alternative investments, and the Non-GAAP Measure Reconciliations section for the reconciliations of investments, including related parties, to net invested assets and investment funds, including related parties and VIEs, to net alternative investments. Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the noncontrolling interests. Net alternative invested asset values reflect Athene’s ownership of Apollo Aligned Alternatives, L.P. (AAA). Athene’s ownership percentage of AAA was approximately 69%, 71%, 75%, 77% and 81% as of December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively. 2 Other primarily includes cash and royalties. 3 Net alternative investments do not correspond to total investment funds, including related parties and VIEs, on our condensed consolidated balance sheets. Net alternative investments adjusts the GAAP presentation to include certain equity securities that are included in AFS or trading securities in the GAAP view, investment funds included in our funds withheld at interest and modco reinsurance portfolios, royalties and other investments.

Credit Quality of Securities Unaudited (in millions, except percentages)

	December 31, 2022		December 31, 2023
CREDIT QUALITY OF AFS SECURITIES (GAAP VIEW)	Fair Value	Percent of Total	Fair Value	Percent of Total
NAIC designation
1 A-G	$58,470	52.1%	$81,549	55.0%
2 A-C	49,067	43.7%	61,664	41.5%
Total investment grade	107,537	95.8%	143,213	96.5%
3 A-C	3,302	3.0%	3,544	2.4%
4 A-C	925	0.8%	1,013	0.7%
5 A-C	190	0.2%	129	0.1%
6	271	0.2%	448	0.3%
Total below investment grade	4,688	4.2%	5,134	3.5%
Total AFS securities including related parties	$112,225	100.0%	$148,347	100.0%

NRSRO designation
AAA/AA/A	$51,926	46.3%	$71,887	48.5%
BBB	44,783	39.9%	58,010	39.1%
Non-rated[1]	8,985	8.0%	11,427	7.7%
Total investment grade	105,694	94.2%	141,324	95.3%
BB	3,176	2.8%	3,421	2.3%
B	749	0.7%	826	0.6%
CCC	1,055	0.9%	1,037	0.6%
CC and lower	584	0.5%	739	0.5%
Non-rated[1]	967	0.9%	1,000	0.7%
Total below investment grade	6,531	5.8%	7,023	4.7%
Total AFS securities including related parties	$112,225	100.0%	$148,347	100.0%

1 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled loan backed and structured securities (LBaSS), the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. NRSRO ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price, while the NAIC designation methodology considers an investment at amortized cost, and the likelihood of recovery of that book value. We view the NAIC designation methodology as the most appropriate way to view our AFS portfolio when evaluating credit risk since a portion of our holdings were purchased at a significant discount to par.

Credit Quality of Net Invested Assets (Management view) Unaudited (In millions, except percentages)

	December 31, 2022		December 31, 2023			December 31, 2022		December 31, 2023
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF NET INVESTED ASSETS					CREDIT QUALITY OF NET INVESTED ASSETS
NAIC designation					NRSRO designation
1 A-G	$71,471	50.8%	$79,503	53.9%	AAA/AA/A	$60,869	43.3%	$67,768	45.9%
2 A-C	62,115	44.2%	61,775	41.9%	BBB	56,029	39.9%	57,345	38.9%
Non-rated	506	0.4%	322	0.2%	Non-rated[2]	14,686	10.5%	14,397	9.8%
Total investment grade	134,092	95.4%	141,600	96.0%	Total investment grade	131,584	93.7%	139,510	94.6%
3 A-C	4,471	3.2%	3,833	2.6%	BB	4,217	3.0%	3,551	2.4%
4 A-C	1,259	0.9%	1,170	0.8%	B	990	0.7%	915	0.6%
5 A-C	407	0.3%	357	0.2%	CCC	1,431	1.0%	1,280	0.9%
6	326	0.2%	522	0.4%	CC and lower	906	0.6%	940	0.6%
Non-rated	—	—%	—	—%	Non-rated[2]	1,427	1.0%	1,286	0.9%
Total below investment grade	6,463	4.6%	5,882	4.0%	Total below investment grade	8,971	6.3%	7,972	5.4%
Total NAIC designated assets[3]	140,555	100.0%	147,482	100.0%	Total NRSRO designated assets[3]	140,555	100.0%	147,482	100.0%

Assets without NAIC designation					Assets without NRSRO designation
Commercial mortgage loans					Commercial mortgage loans
CM1	3,998	16.8%	4,384	16.9%	CM1	3,998	16.8%	4,384	16.9%
CM2	14,008	59.0%	15,645	60.2%	CM2	14,008	59.0%	15,645	60.2%
CM3	5,216	22.0%	5,304	20.4%	CM3	5,216	22.0%	5,304	20.4%
CM4	447	1.9%	623	2.4%	CM4	447	1.9%	623	2.4%
CM5	81	0.3%	—	—%	CM5	81	0.3%	—	—%
CM6	—	—%	13	0.1%	CM6	—	—%	13	0.1%
CM7	—	—%	8	—%	CM7	—	—%	8	—%
Total CMLs	23,750	100.0%	25,977	100.0%	Total CMLs	23,750	100.0%	25,977	100.0%
Residential mortgage loans					Residential mortgage loans
In good standing	10,636	95.4%	17,503	97.1%	In good standing	10,636	95.4%	17,503	97.1%
90 days late	422	3.8%	407	2.3%	90 days late	422	3.8%	407	2.3%
In foreclosure	89	0.8%	111	0.6%	In foreclosure	89	0.8%	111	0.6%
Total RMLs	11,147	100.0%	18,021	100.0%	Total RMLs	11,147	100.0%	18,021	100.0%
Alternative investments	12,079		11,659		Alternative investments	12,079		11,659
Cash and equivalents	5,481		10,467		Cash and equivalents	5,481		10,467
Equity securities	1,737		1,727		Equity securities	1,737		1,727
Other[4]	1,702		2,094		Other[4]	1,702		2,094
Net invested assets	$196,451		$217,427		Net invested assets	$196,451		$217,427

1 Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. 3 NAIC and NRSRO designations include corporates, CLO, RMBS, CMBS, ABS, state, municipal, political subdivisions and foreign government securities, short-term investments and US government and agency securities. 4 Other includes policy loans, accrued interest and other net invested assets.

Credit Quality of Net Invested Assets - ABS and CLOs (Management view) Unaudited (In millions, except percentages)
	December 31, 2022		December 31, 2023			December 31, 2022		December 31, 2023
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF ABS – NAIC DESIGNATION					CREDIT QUALITY OF ABS – NRSRO DESIGNATION
1 A-G	$12,261	59.3%	$13,700	61.7%	AAA/AA/A	$11,780	57.0%	$12,117	54.6%
2 A-C	7,301	35.3%	7,227	32.6%	BBB	7,248	35.0%	8,407	37.9%
Non-rated	—	—%	—	—%	Non-rated[2]	535	2.6%	403	1.8%
Total investment grade	19,562	94.6%	20,927	94.3%	Total investment grade	19,563	94.6%	20,927	94.3%
3 A-C	710	3.4%	809	3.6%	BB	709	3.4%	822	3.6%
4 A-C	229	1.1%	261	1.2%	B	229	1.1%	248	1.1%
5 A-C	157	0.8%	125	0.5%	CCC	33	0.2%	12	0.1%
6	22	0.1%	80	0.4%	CC and lower	22	0.1%	35	0.2%
Non-rated	—	—%	—	—%	Non-rated[2]	124	0.6%	158	0.7%
Total below investment grade	1,118	5.4%	1,275	5.7%	Total below investment grade	1,117	5.4%	1,275	5.7%
ABS net invested assets	$20,680	100.0%	$22,202	100.0%	ABS net invested assets	$20,680	100.0%	$22,202	100.0%

CREDIT QUALITY OF CLOs – NAIC DESIGNATION					CREDIT QUALITY OF CLOs – NRSRO DESIGNATION
1 A-G	$12,455	62.7%	$13,232	64.4%	AAA/AA/A	$12,455	62.7%	$13,232	64.4%
2 A-C	7,278	36.6%	7,161	34.9%	BBB	7,278	36.6%	7,161	34.9%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total investment grade	19,733	99.3%	20,393	99.3%	Total investment grade	19,733	99.3%	20,393	99.3%
3 A-C	128	0.6%	126	0.6%	BB	128	0.6%	126	0.6%
4 A-C	20	0.1%	19	0.1%	B	20	0.1%	19	0.1%
5 A-C	—	—%	—	—%	CCC	—	—%	—	—%
6	—	—%	—	—%	CC and lower	—	—%	—	—%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total below investment grade	148	0.7%	145	0.7%	Total below investment grade	148	0.7%	145	0.7%
CLO net invested assets	$19,881	100.0%	$20,538	100.0%	CLO net invested assets	$19,881	100.0%	$20,538	100.0%

1 Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Credit Quality of Net Invested Assets - RMBS and CMBS (Management view) Unaudited (In millions, except percentages)
	December 31, 2022		December 31, 2023			December 31, 2022		December 31, 2023
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF RMBS – NAIC DESIGNATION					CREDIT QUALITY OF RMBS – NRSRO DESIGNATION
1 A-G	$6,125	83.2%	$6,714	86.1%	AAA/AA/A	$2,026	27.5%	$2,344	30.1%
2 A-C	347	4.7%	262	3.4%	BBB	735	10.0%	475	6.1%
Non-rated	—	—%	—	—%	Non-rated[2]	1,647	22.4%	2,324	29.8%
Total investment grade	6,472	87.9%	6,976	89.5%	Total investment grade	4,408	59.9%	5,143	66.0%
3 A-C	455	6.2%	335	4.3%	BB	140	1.9%	99	1.3%
4 A-C	309	4.2%	323	4.2%	B	141	1.9%	128	1.6%
5 A-C	102	1.4%	89	1.1%	CCC	1,333	18.1%	1,144	14.7%
6	25	0.3%	72	0.9%	CC and lower	834	11.3%	835	10.7%
Non-rated	—	—%	—	—%	Non-rated[2]	507	6.9%	446	5.7%
Total below investment grade	891	12.1%	819	10.5%	Total below investment grade	2,955	40.1%	2,652	34.0%
RMBS net invested assets	$7,363	100.0%	$7,795	100.0%	RMBS net invested assets	$7,363	100.0%	$7,795	100.0%

CREDIT QUALITY OF CMBS – NAIC DESIGNATION					CREDIT QUALITY OF CMBS – NRSRO DESIGNATION
1 A-G	$3,191	71.0%	$4,000	71.7%	AAA/AA/A	$2,262	50.3%	$3,447	61.8%
2 A-C	811	18.0%	993	17.8%	BBB	675	15.0%	962	17.2%
Non-rated	—	—%	—	—%	Non-rated[2]	610	13.6%	291	5.2%
Total investment grade	4,002	89.0%	4,993	89.5%	Total investment grade	3,547	78.9%	4,700	84.2%
3 A-C	295	6.6%	293	5.3%	BB	700	15.6%	550	9.9%
4 A-C	80	1.8%	151	2.7%	B	167	3.7%	216	3.8%
5 A-C	78	1.7%	75	1.3%	CCC	64	1.4%	89	1.6%
6	40	0.9%	68	1.2%	CC and lower	17	0.4%	25	0.5%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total below investment grade	493	11.0%	587	10.5%	Total below investment grade	948	21.1%	880	15.8%
CMBS net invested assets	$4,495	100.0%	$5,580	100.0%	CMBS net invested assets	$4,495	100.0%	$5,580	100.0%

1 Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Net Reserve Liabilities & Rollforwards Unaudited (in millions, except percentages)

	December 31, 2022		December 31, 2023
	Dollars	Percent of Total	Dollars	Percent of Total
NET RESERVE LIABILITIES
Indexed annuities	$85,163	48.4%	$84,444	42.4%
Fixed rate annuities	39,553	22.5%	53,282	26.7%
Total deferred annuities	124,716	70.9%	137,726	69.1%
Pension group annuities	20,614	11.7%	26,313	13.2%
Payout annuities	7,589	4.3%	4,897	2.4%
Funding agreements[1]	21,538	12.2%	26,637	13.4%
Life and other	1,513	0.9%	3,716	1.9%
Total net reserve liabilities	$175,970	100.0%	$199,289	100.0%

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	Q/Q	Y/Y	2022	2023	Y/Y
NET RESERVE LIABILITY ROLLFORWARD
Net reserve liabilities – beginning	$173,539	$175,970	$184,891	$193,431	$185,744	(4)%	7%	$168,323	$175,970	5%
Gross inflows[2]	11,511	12,111	18,989	13,257	20,167	52%	75%	48,703	64,524	32%
Acquisition and block reinsurance[3]	—	—	—	—	2,214	NM	NM	—	2,214	NM
Inflows attributable to ACRA noncontrolling interests	(1,305)	(60)	(3,751)	(3,192)	(6,025)	89%	NM	(8,753)	(13,028)	49%
Net inflows	10,206	12,051	15,238	10,065	16,356	63%	60%	39,950	53,710	34%
Net withdrawals	(4,925)	(5,531)	(7,891)	(6,827)	(5,791)	(15)%	18%	(18,862)	(26,040)	38%
Strategic reinsurance outflows[4]	(4,862)	—	—	(2,723)	—	NM	NM	(4,862)	(2,723)	(44)%
ACRA ownership changes[5]	—	—	—	(7,023)	(3,239)	54%	NM	—	(10,262)	NM
Other reserve changes	2,012	2,401	1,193	(1,179)	6,219	NM	209%	(8,579)	8,634	NM
Net reserve liabilities – ending	$175,970	$184,891	$193,431	$185,744	$199,289	7%	13%	$175,970	$199,289	13%

ACRA NONCONTROLLING INTERESTS RESERVE LIABILITY ROLLFORWARD
Reserve liabilities – beginning	$35,463	$35,981	$35,281	$37,775	$46,576	23%	31%	$33,537	$35,981	7%
Inflows	1,305	60	3,751	3,192	6,025	89%	NM	8,753	13,028	49%
Withdrawals	(1,277)	(1,348)	(1,244)	(1,188)	(1,325)	12%	4%	(4,148)	(5,105)	23%
ACRA ownership changes[5]	—	—	—	7,023	3,239	(54)%	NM	—	10,262	NM
Other reserve changes	490	588	(13)	(226)	2,136	NM	NM	(2,161)	2,485	NM
Reserve liabilities – ending	$35,981	$35,281	$37,775	$46,576	$56,651	22%	57%	$35,981	$56,651	57%

Note: Please refer to the Notes to the Financial Supplement section for discussion on net reserve liabilities and the Non-GAAP Measure Reconciliations section for the reconciliation of total liabilities to net reserve liabilities. Net reserve liabilities include our economic ownership of ACRA reserve liabilities but do not include the reserve liabilities associated with the noncontrolling interests. 1 Funding agreements are comprised of funding agreements issued under our FABN and FABR programs, funding agreements issued to the FHLB and long-term repurchase agreements. 2 Gross inflows equal inflows from our retail, flow reinsurance and institutional channels as well as inflows for life and products other than deferred annuities or our institutional products, renewal inflows on older blocks of business, annuitizations and foreign currency translation adjustments on large transactions between the transaction date and the translation period. Gross inflows include all inflows sourced by Athene, including all of the inflows reinsured to ACRA. 3 Acquisition and block reinsurance transactions include the reserve liabilities acquired in our inorganic channel at inception. On November 6, 2023, we entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which we agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, we entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 4 Strategic reinsurance outflows include the cession of certain inforce funding agreements to Catalina in 4Q’22 and the portion of the reinsurance business recaptured by VIAC in 3Q’23. 5 Effective July 1, 2023, ALRe sold 50% of ACRA 2’s economic interests to ADIP II, resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. The ADIP II reserve liabilities at inception on July 1, 2023 were $7.0 billion. Effective December 31, 2023, ADIP II’s ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of economic interests.

Deferred Annuity Liability Characteristics Unaudited (in millions, except percentages)

	Surrender charge (gross)	Percent of total	Surrender charge (net of MVA)	Percent of total
SURRENDER CHARGE PERCENTAGES ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$27,076	20.7%	$27,076	20.7%
0.0% < 2.0%	4,791	3.7%	2,743	2.1%
2.0% < 4.0%	7,425	5.7%	6,690	5.1%
4.0% < 6.0%	13,018	9.9%	13,464	10.3%
6.0% or greater	78,587	60.0%	80,924	61.8%
	$130,897	100.0%	$130,897	100.0%

		Surrender charge (gross)	MVA benefit	Surrender charge (net)
Aggregate surrender charge protection		5.8%	1.3%	7.1%

	Deferred annuities	Percent of total	Average surrender charge (gross)
YEARS OF SURRENDER CHARGE REMAINING ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$27,076	20.7%	—%
Less than 2	19,423	14.8%	5.7%
2 to less than 4	26,128	20.0%	6.5%
4 to less than 6	29,206	22.3%	7.1%
6 to less than 8	12,669	9.7%	8.9%
8 to less than 10	13,467	10.3%	8.7%
10 or greater	2,928	2.2%	14.2%
	$130,897	100.0%

Notes to the Financial Supplement
KEY OPERATING AND NON-GAAP MEASURES
In addition to our results presented in accordance with US GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant US GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments), which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives, both defined below, as well as integration, restructuring, stock compensation and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures.

SPREAD RELATED EARNINGS AND NET SPREAD
Spread related earnings is a pre-tax non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our spread related earnings equals net income (loss) available to AHL common stockholder adjusted to eliminate the impact of the following:

•Investment Gains (Losses), Net of Offsets—Consists of the realized gains and losses on the sale of AFS securities, the change in fair value of reinsurance assets, unrealized gains and losses, changes in the provision for credit losses and other investment gains and losses. Unrealized, allowances and other investment gains and losses are comprised of the fair value adjustments of trading securities (other than certain equity tranche securities) and mortgage loans, investments held under the fair value option, derivative gains and losses not hedging FIA index credits, foreign exchange impacts and the change in provision for credit losses recognized in operations net of the change in AmerUs Closed Block fair value reserve related to the corresponding change in fair value of investments. The change in fair value of our investment in Apollo was included in prior years. Investment gains and losses are net of offsets related to the market value adjustments (MVA) associated with surrenders or terminations of contracts.
•Non-operating Change in Insurance Liabilities and Related Derivatives
•Change in Fair Values of Derivatives and Embedded Derivatives – FIAs—Consists of impacts related to the fair value accounting for derivatives hedging the FIA index credits and the related embedded derivative liability fluctuations from period to period. The index reserve is measured at fair value for the current period and all periods beyond the current policyholder index term. However, the FIA hedging derivatives are purchased to hedge only the current index period. Upon policyholder renewal at the end of the period, new FIA hedging derivatives are purchased to align with the new term. The difference in duration between the FIA hedging derivatives and the index credit reserves creates a timing difference in earnings. This timing difference of the FIA hedging derivatives and index credit reserves is included as a non-operating adjustment. We primarily hedge with options that align with the index terms of our FIA products (typically 1–2 years). On an economic basis, we believe this is suitable because policyholder accounts are credited with index performance at the end of each index term. However, because the term of an embedded derivative in an FIA contract is longer-dated, there is a duration mismatch which may lead to mismatches for accounting purposes.
•Non-operating Change in Funding Agreements—Consists of timing differences caused by changes to interest rates on variable funding agreements and funding agreement backed notes and the associated reserve accretion patterns of those contracts. Further included are adjustments for gains associated with our repurchases of funding agreement backed notes.
•Change in Fair Value of Market Risk Benefits—Consists primarily of volatility in capital market inputs used in the measurement at fair value of our market risk benefits, including certain impacts from changes in interest rates, equity returns and implied equity volatilities.
•Non-operating Change in Liability for Future Policy Benefits—Consists of the non-economic loss incurred at issuance for certain pension group annuities and other payout annuities with life contingencies when valuation interest rates prescribed by US GAAP are lower than the net investment earned rates, adjusted for profit, assumed in pricing. For such contracts with non-economic US GAAP losses, the SRE reserve accretes interest using an imputed discount rate that produces zero gain or loss at issuance.
•Integration, Restructuring, and Other Non-operating Expenses—Consists of restructuring and integration expenses related to acquisitions and block reinsurance costs as well as certain other expenses, which are not predictable or related to our underlying profitability drivers.
•Stock Compensation Expense—Consists of stock compensation expenses associated with our share incentive plans, including long-term incentive expenses, which are not related to our underlying profitability drivers and fluctuate from time to time due to the structure of our plans.
•Income Tax (Expense) Benefit—Consists of the income tax effect of all income statement adjustments, including our Apollo investment in prior years, and is computed by applying the appropriate jurisdiction’s tax rate to all adjustments subject to income tax.
We consider these adjustments to be meaningful adjustments to net income (loss) available to AHL common stockholder for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common stockholder, we believe spread related earnings provides a meaningful financial metric that helps investors understand our underlying results and profitability. Spread related earnings should not be used as a substitute for net income (loss) available to AHL common stockholder.

Net spread is a non-GAAP measure used to evaluate our financial performance and profitability. Net spread is computed using our spread related earnings divided by average net invested assets for the relevant period. To enhance the ability to analyze this measure across periods, interim periods are annualized. While we believe this metric is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for ROA presented under US GAAP.

SRE, EXCLUDING NOTABLE ITEMS AND NET SPREAD, EXCLUDING NOTABLE ITEMS
Spread related earnings, excluding notable items and net spread, excluding notable items represent SRE and net spread with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use these measures to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view these non-GAAP measures as additional measures that provide insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures.

Notes to the Financial Supplement, continued
NET INVESTMENT SPREAD
Net investment spread is a key measure of profitability used in analyzing the trends of our core business operations. Net investment spread measures our investment performance plus our strategic capital management fees, less our total cost of funds. Net investment earned rate is a key measure of our investment performance while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Strategic capital management fees consist of management fees received by us for business managed for others, primarily the noncontrolling interest portion of our business ceded to ACRA.
•Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our net invested assets. Net investment earned rate is computed as the income from our net invested assets divided by the average net invested assets, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to net investment income to arrive at our net investment earnings add (a) alternative investment gains and losses, (b) gains and losses related to certain equity securities, (c) net VIE impacts (revenues, expenses and noncontrolling interest), (d) forward points gains and losses on foreign exchange derivative hedges, (e) amortization of premium/discount on held-for-trading securities and (f) the change in fair value of reinsurance assets, and remove the proportionate share of the ACRA net investment income associated with the noncontrolling interests. The gain or loss on our investment in Apollo was removed in prior years. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the US GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets on business related to ceded reinsurance transactions. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure. We believe a measure like net investment earned rate is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe net investment earned rate is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for net investment income presented under US GAAP.
•Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interests. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (1) pension group annuity costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (2) funding agreement costs, including the interest payments and other reserve changes. Additionally, cost of crediting includes forward points gains and losses on foreign exchange derivative hedges. Other liability costs include DAC, DSI and VOBA amortization, certain market risk benefit costs, the cost of liabilities on products other than deferred annuities and institutional products, premiums and certain product charges and other revenues. We include the costs related to business added through assumed reinsurance transactions and exclude the costs on business related to ceded reinsurance transactions. Cost of funds is computed as the total liability costs divided by the average net invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe a measure like cost of funds is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe cost of funds is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under US GAAP.

NET INVESTMENT SPREAD, EXCLUDING NOTABLE ITEMS
Net investment spread, excluding notable items represents net investment spread with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures.

OTHER OPERATING EXPENSES
Other operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation and long-term incentive plan expenses, interest expense, policy acquisition expenses, net of deferrals, and the proportionate share of the ACRA operating expenses associated with the noncontrolling interests. We believe a measure like other operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe other operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under US GAAP.

ADJUSTED DEBT-TO-CAPITAL RATIO
Adjusted debt-to-capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative changes in fair value of funds withheld and modco reinsurance assets as well as mortgage loan assets, net of tax. Adjusted debt-to-capital ratio is calculated as total debt at notional value divided by adjusted capitalization. Adjusted capitalization includes our adjusted AHL common stockholder’s equity, preferred stock and the notional value of our debt. Adjusted AHL common stockholder’s equity is calculated as the ending AHL stockholders’ equity excluding AOCI, the cumulative changes in fair value of funds withheld and modco reinsurance assets and mortgage loan assets as well as preferred stock. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities, reinsurance assets and mortgage loans. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Adjusted debt-to-capital ratio should not be used as a substitute for the debt-to-capital ratio. However, we believe the adjustments to stockholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

NET INVESTED ASSETS
In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represent the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets include (a) total investments on the consolidated balance sheets, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. We include the underlying investments supporting our assumed funds withheld and modco agreements and exclude the underlying investments related to ceded reinsurance transactions in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets include our proportionate share of ACRA investments, based on our economic ownership, but do not include the proportionate share of investments associated with the noncontrolling interests. Our net invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under US GAAP.

Notes to the Financial Supplement, continued
NET RESERVE LIABILITIES
In managing our business, we also analyze net reserve liabilities, which does not correspond to total liabilities as disclosed in our consolidated financial statements and notes thereto. Net reserve liabilities represent our policyholder liability obligations net of reinsurance and are used to analyze the costs of our liabilities. Net reserve liabilities include (a) interest sensitive contract liabilities, (b) future policy benefits, (c) net market risk benefits, (d) long-term repurchase obligations, (e) dividends payable to policyholders and (f) other policy claims and benefits, offset by reinsurance recoverable, excluding policy loans ceded. Net reserve liabilities include our proportionate share of ACRA reserve liabilities, based on our economic ownership, but do not include the proportionate share of reserve liabilities associated with the noncontrolling interests. Net reserve liabilities are net of the ceded liabilities to third-party reinsurers as the costs of the liabilities are passed to such reinsurers and, therefore, we have no net economic exposure to such liabilities, assuming our reinsurance counterparties perform under our agreements. The majority of our ceded reinsurance is a result of reinsuring large blocks of life insurance business following acquisitions as well as strategic reinsurance transactions. For such transactions, US GAAP requires the ceded liabilities and related reinsurance recoverables to continue to be recorded in our consolidated financial statements despite the transfer of economic risk to the counterparty in connection with the reinsurance transaction. We include the underlying liabilities assumed through modco reinsurance agreements in our net reserve liabilities calculation in order to match the liabilities with the expenses incurred. While we believe net reserve liabilities is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total liabilities presented under US GAAP.

SALES
Sales statistics do not correspond to revenues under US GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). We believe sales is a meaningful metric that enhances our understanding of our business performance and is not the same as premiums presented in our consolidated statements of income (loss).

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23
RECONCILIATION OF TOTAL AHL STOCKHOLDERS’ EQUITY TO TOTAL ADJUSTED AHL COMMON STOCKHOLDER’S EQUITY
Total AHL stockholders' equity	$7,158	$8,698	$8,701	$8,537	$13,967
Less: Preferred stock	3,154	3,154	3,154	3,154	3,154
Total AHL common stockholder's equity	4,004	5,544	5,547	5,383	10,813
Less: Accumulated other comprehensive loss	(7,321)	(6,148)	(6,376)	(8,079)	(5,569)
Less: Accumulated change in fair value of reinsurance assets	(3,127)	(2,791)	(2,843)	(2,807)	(1,882)
Less: Accumulated change in fair value of mortgage loan assets	(2,201)	(2,022)	(2,235)	(2,820)	(2,233)
Total adjusted AHL common stockholder's equity	$16,653	$16,505	$17,001	$19,089	$20,497

RECONCILIATION OF DEBT-TO-CAPITAL RATIO TO ADJUSTED DEBT-TO-CAPITAL RATIO
Total debt	$3,658	$3,650	$3,642	$3,634	$4,209
Less: Adjustment to arrive at notional debt	258	250	242	234	209
Notional debt	$3,400	$3,400	$3,400	$3,400	$4,000

Total debt	$3,658	$3,650	$3,642	$3,634	$4,209
Total AHL stockholders' equity	7,158	8,698	8,701	8,537	13,967
Total capitalization	10,816	12,348	12,343	12,171	18,176
Less: Accumulated other comprehensive loss	(7,321)	(6,148)	(6,376)	(8,079)	(5,569)
Less: Accumulated change in fair value of reinsurance assets	(3,127)	(2,791)	(2,843)	(2,807)	(1,882)
Less: Accumulated change in fair value of mortgage loan assets	(2,201)	(2,022)	(2,235)	(2,820)	(2,233)
Less: Adjustment to arrive at notional debt	258	250	242	234	209
Total adjusted capitalization	$23,207	$23,059	$23,555	$25,643	$27,651

Debt-to-capital ratio	33.8%	29.6%	29.5%	29.9%	23.2%
Accumulated other comprehensive loss	(10.5)%	(7.8)%	(7.9)%	(9.4)%	(4.7)%
Accumulated change in fair value of reinsurance assets	(4.5)%	(3.5)%	(3.5)%	(3.2)%	(1.6)%
Accumulated change in fair value of mortgage loan assets	(3.2)%	(2.6)%	(2.8)%	(3.3)%	(1.9)%
Adjustment to arrive at notional debt	(0.9)%	(1.0)%	(0.9)%	(0.7)%	(0.5)%
Adjusted debt-to-capital ratio	14.7%	14.7%	14.4%	13.3%	14.5%

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends					Year-to-Date
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	2022	2023
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO ATHENE HOLDING LTD. COMMON STOCKHOLDER TO SPREAD RELATED EARNINGS, EXCLUDING NOTABLE ITEMS
Net income (loss) available to Athene Holding Ltd. common stockholder	$361	$721	$396	$442	$3,054	$(3,051)	$4,613
Preferred stock dividends	36	47	45	44	45	141	181
Net income (loss) attributable to noncontrolling interests	329	455	54	(155)	733	(2,106)	1,087
Net income (loss)	726	1,223	495	331	3,832	(5,016)	5,881
Income tax expense (benefit)	137	163	133	162	(1,748)	(646)	(1,290)
Income (loss) before income taxes	863	1,386	628	493	2,084	(5,662)	4,591
Less: Total adjustments to income (loss) before income taxes	166	699	(171)	(379)	1,335	(8,128)	1,484
Spread related earnings	697	687	799	872	749	2,466	3,107
Notable items	35	(25)	—	(90)	—	3	(115)
Spread related earnings, excluding notable items	$732	$662	$799	$782	$749	$2,469	$2,992

RECONCILIATION OF NET INVESTMENT INCOME TO NET INVESTMENT EARNINGS
US GAAP net investment income	$2,319	$2,407	$2,717	$2,928	$3,078	$7,571	$11,130
Change in fair value of reinsurance assets	52	70	37	(42)	21	333	86
VIE earnings and noncontrolling interest	197	200	279	264	335	586	1,078
Alternative gains (losses)	41	(9)	2	1	1	41	(5)
Reinsurance impacts	(41)	(64)	(69)	(66)	(65)	(41)	(264)
Apollo investment (gain) loss	—	—	—	—	—	(33)	—
ACRA noncontrolling interests	(446)	(448)	(504)	(676)	(749)	(1,505)	(2,377)
Held-for-trading amortization and other	(73)	(13)	5	57	(89)	(39)	(40)
Total adjustments to arrive at net investment earnings	(270)	(264)	(250)	(462)	(546)	(658)	(1,522)
Total net investment earnings	$2,049	$2,143	$2,467	$2,466	$2,532	$6,913	$9,608

RECONCILIATION OF NET INVESTMENT INCOME RATE TO NET INVESTMENT EARNED RATE
US GAAP net investment income	4.74%	4.78%	5.17%	5.65%	5.79%	4.01%	5.34%
Change in fair value of reinsurance assets	0.11%	0.14%	0.07%	(0.08)%	0.04%	0.18%	0.04%
VIE earnings and noncontrolling interest	0.40%	0.40%	0.53%	0.51%	0.63%	0.31%	0.52%
Alternative gains (losses)	0.08%	(0.02)%	—%	—%	—%	0.02%	—%
Reinsurance impacts	(0.08)%	(0.13)%	(0.13)%	(0.13)%	(0.12)%	(0.02)%	(0.13)%
Apollo investment (gain) loss	—%	—%	—%	—%	—%	(0.02)%	—%
ACRA noncontrolling interests	(0.91)%	(0.89)%	(0.96)%	(1.30)%	(1.41)%	(0.80)%	(1.14)%
Held-for-trading amortization and other	(0.15)%	(0.03)%	0.01%	0.11%	(0.17)%	(0.02)%	(0.02)%
Total adjustments to arrive at net investment earned rate	(0.55)%	(0.53)%	(0.48)%	(0.89)%	(1.03)%	(0.35)%	(0.73)%
Net investment earned rate	4.19%	4.25%	4.69%	4.76%	4.76%	3.66%	4.61%

Average net invested assets	$195,804	$201,600	$210,209	$207,312	$212,761	$188,742	$208,479

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends					Year-to-Date
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	2022	2023
RECONCILIATION OF BENEFITS AND EXPENSES TO COST OF FUNDS
US GAAP benefits and expenses	$2,924	$2,674	$12,058	$943	$7,928	$13,285	$23,603
Premiums	(869)	(96)	(9,041)	(26)	(3,586)	(11,638)	(12,749)
Product charges	(193)	(198)	(207)	(217)	(226)	(718)	(848)
Other revenues	(10)	(13)	(7)	(123)	(7)	28	(150)
FIA option costs	342	365	385	374	388	1,264	1,512
Reinsurance impacts	(19)	(37)	(38)	(41)	(39)	17	(155)
Non-operating change in insurance liabilities and embedded derivatives	(481)	(873)	(1,113)	969	(1,913)	2,825	(2,930)
Policy and other operating expenses, excluding policy acquisition expenses	(309)	(310)	(323)	(335)	(373)	(1,110)	(1,341)
AmerUs Closed Block fair value liability	(27)	(42)	17	52	(85)	291	(58)
ACRA noncontrolling interests	(258)	(287)	(379)	(311)	(610)	(549)	(1,587)
Other	58	52	85	99	117	60	353
Total adjustments to arrive at cost of funds	(1,766)	(1,439)	(10,621)	441	(6,334)	(9,530)	(17,953)
Total cost of funds	$1,158	$1,235	$1,437	$1,384	$1,594	$3,755	$5,650

RECONCILIATION OF TOTAL BENEFITS AND EXPENSES RATE TO COST OF FUNDS RATE
US GAAP benefits and expenses	5.97%	5.31%	22.94%	1.83%	14.90%	7.04%	11.32%
Premiums	(1.78)%	(0.19)%	(17.20)%	(0.05)%	(6.74)%	(6.17)%	(6.12)%
Product charges	(0.39)%	(0.39)%	(0.39)%	(0.42)%	(0.42)%	(0.38)%	(0.41)%
Other revenues	(0.02)%	(0.03)%	(0.01)%	(0.24)%	(0.01)%	0.01%	(0.07)%
FIA option costs	0.70%	0.72%	0.73%	0.72%	0.73%	0.67%	0.73%
Reinsurance impacts	(0.04)%	(0.07)%	(0.07)%	(0.08)%	(0.07)%	0.01%	(0.07)%
Non-operating change in insurance liabilities and embedded derivatives	(0.98)%	(1.73)%	(2.12)%	1.87%	(3.60)%	1.50%	(1.41)%
Policy and other operating expenses, excluding policy acquisition expenses	(0.63)%	(0.62)%	(0.61)%	(0.65)%	(0.70)%	(0.59)%	(0.64)%
AmerUs Closed Block fair value liability	(0.05)%	(0.08)%	0.03%	0.10%	(0.16)%	0.15%	(0.03)%
ACRA noncontrolling interests	(0.53)%	(0.57)%	(0.72)%	(0.60)%	(1.15)%	(0.29)%	(0.76)%
Other	0.12%	0.10%	0.15%	0.19%	0.22%	0.03%	0.17%
Total adjustments to arrive at cost of funds	(3.60)%	(2.86)%	(20.21)%	0.84%	(11.90)%	(5.06)%	(8.61)%
Total cost of funds	2.37%	2.45%	2.73%	2.67%	3.00%	1.98%	2.71%

Average net invested assets	$195,804	$201,600	$210,209	$207,312	$212,761	$188,742	$208,479

Non-GAAP Reconciliations Unaudited (in millions)

	Quarterly Trends					Year-to-Date
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	2022	2023
RECONCILIATION OF POLICY AND OTHER OPERATING EXPENSES TO OTHER OPERATING EXPENSES
US GAAP policy and other operating expenses	$412	$435	$452	$472	$489	$1,495	$1,848
Interest expense	(85)	(115)	(132)	(113)	(99)	(227)	(459)
Policy acquisition expenses, net of deferrals	(103)	(125)	(129)	(137)	(116)	(385)	(507)
Integration, restructuring and other non-operating expenses	(29)	(29)	(28)	(41)	(32)	(133)	(130)
Stock compensation expenses	(16)	(16)	(13)	(13)	(46)	(56)	(88)
ACRA noncontrolling interests	(48)	(17)	(31)	(30)	(65)	(231)	(143)
Other	(3)	(7)	(1)	(15)	(11)	3	(34)
Total adjustments to arrive at other operating expenses	(284)	(309)	(334)	(349)	(369)	(1,029)	(1,361)
Other operating expenses	$128	$126	$118	$123	$120	$466	$487

				December 31, 2022		December 31, 2023
RECONCILIATION OF INVESTMENT FUNDS, INCLUDING RELATED PARTIES AND VIES, TO NET ALTERNATIVE INVESTMENTS
Investment funds, including related parties and VIEs				$14,128		$17,668
Equity securities				509		430
Certain equity securities included in AFS or trading securities				225		201
Investment funds within funds withheld at interest				1,126		827
Royalties				15		14
Net assets of the VIE, excluding investment funds				(2,041)		(4,508)
Unrealized (gains) losses				44		26
ACRA noncontrolling interests				(1,836)		(2,829)
Other assets				(91)		(170)
Total adjustments to arrive at net alternative investments				(2,049)		(6,009)
Net alternative investments				$12,079		$11,659

Non-GAAP Reconciliations Unaudited (in millions)
	Quarterly Trends
	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23
RECONCILIATION OF TOTAL INVESTMENTS, INCLUDING RELATED PARTIES, TO NET INVESTED ASSETS
Total investments, including related parties	$196,448	$203,230	$215,322	$214,953	$238,941
Derivative assets	(3,309)	(3,956)	(5,114)	(4,571)	(5,298)
Cash and cash equivalents (including restricted cash)	8,407	14,992	12,804	11,214	14,781
Accrued investment income	1,328	1,458	1,646	1,792	1,933
Net receivable (payable) for collateral on derivatives	(1,486)	(1,909)	(2,940)	(2,485)	(2,835)
Reinsurance impacts	1,423	942	1,046	882	(572)
VIE assets, liabilities and noncontrolling interests	12,747	12,799	13,693	14,340	14,818
Unrealized (gains) losses	22,284	19,782	20,676	25,078	16,445
Ceded policy loans	(179)	(175)	(174)	(174)	(174)
Net investment receivables (payables)	186	39	(217)	(375)	11
Allowance for credit losses	471	521	536	592	608
Other investments	(10)	(50)	(43)	(37)	(41)
Total adjustments to arrive at gross invested assets	41,862	44,443	41,913	46,256	39,676
Gross invested assets	238,310	247,673	257,235	261,209	278,617
ACRA noncontrolling interests	(41,859)	(40,924)	(43,565)	(53,114)	(61,190)
Net invested assets	$196,451	$206,749	$213,670	$208,095	$217,427

RECONCILIATION OF TOTAL LIABILITIES TO NET RESERVE LIABILITIES
Total liabilities	$233,382	$244,604	$256,203	$255,734	$279,344
Debt	(3,658)	(3,650)	(3,642)	(3,634)	(4,209)
Derivative liabilities	(1,646)	(1,518)	(1,753)	(1,892)	(1,995)
Payables for collateral on derivatives and securities to repurchase	(3,841)	(7,331)	(6,979)	(4,786)	(4,370)
Other liabilities	(1,635)	(1,381)	(1,712)	(2,324)	(2,590)
Liabilities of consolidated VIEs	(815)	(847)	(1,189)	(1,255)	(1,115)
Reinsurance impacts	(9,176)	(9,090)	(9,115)	(8,918)	(8,574)
Policy loans ceded	(179)	(175)	(174)	(174)	(174)
Market risk benefit asset	(481)	(440)	(433)	(431)	(377)
ACRA noncontrolling interests	(35,981)	(35,281)	(37,775)	(46,576)	(56,651)
Total adjustments to arrive at net reserve liabilities	(57,412)	(59,713)	(62,772)	(69,990)	(80,055)
Net reserve liabilities	$175,970	$184,891	$193,431	$185,744	$199,289